UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 26, 2009 (May 19, 2009)

SHUAIYI INTERNATIONAL NEW RESOURCES DEVELOPMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52899	80-0264950
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7/F Jinhua Mansion

41 Hanguang Street

Nangang District, Harbin 150080

People's Republic of China

(Address of principal executive offices)

(86) 451-82287746

(Registrant's telephone number, including area code)

YZAPP INTERNATIONAL INC.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On May 19, 2009, Shuaiyi International New Resources Development Inc., a Nevada company (the “Company”), filed Amended and Restated Articles of Incorporation with the Nevada Secretary of State to amend the Company’s current Articles of Incorporation to, among other things, (1) change the name of the Company from “YzApp International Inc.” to “Shuaiyi International New Resources Development Inc.,” (2) increase the total number of shares of common stock that the Company has the authority to issue from 50,000,000 to 190,000,000 shares and (3) effect a one for 114.59 reverse split of the Company’s outstanding common stock (the “Reverse Split”).  The foregoing description of the provisions of the Amended and Restated Articles of Incorporation is qualified in its entirety by reference to the provisions of the Amended and Restated Articles attached hereto as Exhibit 3.1 and incorporated by reference herein.

The new CUSIP number for the Company’s common stock is 82554T 104. The Company expects to receive a new symbol for quotation on the Over The Counter Bulletin Board within the next few days.

ITEM 8.01 OTHER EVENTS.

Following effectiveness of the Reverse Split and in accordance with Section 6(a) of the Certificate of Designation of the Series A Voting Convertible Preferred Stock, par value $.001 per share, (the “Series A Preferred Stock”) of the Company filed with the Nevada Secretary of State on December 22, 2008 (the “Certificate of Designation”), all issued and outstanding shares of the Series A Preferred Stock will be automatically converted into shares of common stock, on the basis of 17.45 shares of common stock for each one share of Series A Preferred Stock, effective on or about May 29, 2009.  Following such conversion, the Company intends to withdraw the Certificate of Designation.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
3..1	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on May 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009	SHUAIYI INTERNATIONAL
NEW RESOURCES DEVELOPMENT INC.

/s/ Lianyun Han
Lianyun Han
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3..1	Amended and Restated Articles of Incorporation filed with the Nevada Secretary of State on May 19, 2009